JOINT FILING AGREEMENT

          The undersigned hereby agree that the Statement on Schedule 13D filed herein (and any amendments thereto), relating to the common stock, $0.25 par value, of Kindred Healthcare, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated:  April 26, 2001

                                     APPALOOSA MANAGEMENT L.P.


                                     By:  APPALOOSA PARTNERS INC.,
                                          Its General Partner


                                     By:  /s/ David A. Tepper
                                          -------------------------------
                                          Name:   David A. Tepper
                                          Title:  President


                                     APPALOOSA PARTNERS INC.


                                     By:   /s/ David A. Tepper
                                           ------------------------------
                                           Name:   David A. Tepper
                                           Title:  President


                                           /s/ David A. Tepper
                                           ------------------------------
                                           David A. Tepper